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                          ATS Operating Services, Inc.

                                      21.2

                     Certificate of Renewal and Revival of
                          Certificate of Incorporation
                            Filed December 10, 1998
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                                  CERTIFICATE
                                      FOR
                              RENEWAL AND REVIVAL
                                       OF
                          CERTIFICATE OF INCORPORATION



     ATS Operating Services, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 31st day of March, 1995 and thereafter voided for non-payment of taxes, now desiring, to procure a revival of its Certificate of Incorporation, hereby certified as follows:

     1.   The name of the corporation is ATS Operating Services, Inc.

     2. Its registered agent in the State of Delaware is located at 800 King Street, City of Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at such address is Conectiv Resource Partners, Inc. c/o Legal Department.

     3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1997, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

     4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1997, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

     IN WITNESS WHEREOF, said ATS Operating Services, Inc. in compliance with
Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Barbara S. Graham, its last and acting Senior Vice President & CFO, this 9th day of December, 1998.



                                             ATS OPERATING SERVICES, INC.

                                             By: ____________________________

                                                 Barbara S. Graham
                                                 Senior Vice President & CFO